FOREIGN CUSTODY MANAGER AGREEMENT



         AGREEMENT made as of June 1, 2001 between THE STI CLASSIC VARIABLE TRUST - Variable Annuity International Equity Fund, a Massachusetts business trust organized and existing under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at CT Corp., 2 Oliver Street, Boston, Massachusetts 02109 (the "Fund") and THE BANK OF NEW YORK ("BNY").

                              W I T N E S S E T H:

         WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

         WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

         NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:



                                   ARTICLE I.
                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         1. "BOARD" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

         2. "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning provided in the Rule.

         3. "MONITORING SYSTEM" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of
Article III of this Agreement.

         4. "RESPONSIBILITIES" shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, a such responsibilities are more fully described in Article III of this Agreement.

         5. "RULE" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended on June 12, 2000.

         6. "SPECIFIED COUNTRY" shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to The Bank of New York as custodian (the "Custodian") under its Custody Agreement with the Fund.

                                   ARTICLE II.
                        BNY AS A FOREIGN CUSTODY MANAGER

         1. The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

         2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's assets would exercise.

         3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.

                                  ARTICLE III.
                                RESPONSIBILITIES

         1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule, or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such arrangement; and (e) advise the Fund whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule.

         2. For purposes of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian's use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country's financial infrastructure; (c) such country's prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

                                   ARTICLE IV.
                                 REPRESENTATIONS

         1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statue, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present, and (c) the Board or the Fund's investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other country.

         2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; and (c) BNY has established the Monitoring System.

                                   ARTICLE V.
                                 CONCERNING BNY

         1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fee, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of the Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

         2. The fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

         3. For its services hereunder, the Fund agrees to pay BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

         4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                   ARTICLE VI.
                                  MISCELLANEOUS

         1. This Agreement constitutes the entire agreement between the Fund and BNY as a foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

         2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 100 Church Street 10th Floor, New York, New York 10286, or at such other places as BNY may from time to time designate in writing.

         3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at CT Corp., 2 Oliver Street, Boston, Massachusetts 02109 or at such other place as the Fund may from time to time designate in writing.

         4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

         5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

         6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any person by reason of this Agreement.

         7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty
(30) days after the date of such notice.


         IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.



                                                 STI CLASSIC VARIABLE TRUST


                                            By:  /S/ TIMOTHY D. BARTO
                                                 -------------------------------
                                            Name: Timothy D. Barto
                                            Title:    Vice President
                                            Tax Identification No.:  23-2860861



                                                    THE BANK OF NEW YORK


                                            By:  /S/ EDWARD MCGANN
                                                 -------------------------------
                                            Name: Edward McGann
                                            Title: Vice President

New York                       GLOBAL NETWORK MANAGEMENT              THE
April 2002                                                            BANK OF
                                                                      NEW YORK


GLOBAL CUSTODY NETWORK

The Bank of New York's network of subcustodians extends to 101 markets worldwide, the largest number of markets offered by any custodian. We continually review our network to ensure that it reflects the changing global investment decisions of our clients. The Bank's dedicated, regional network management team monitors local economic, political, regulatory, and industry-related events, and keeps clients apprised of changes in the investment climate of each market.

Banks are selected for the network based on a variety of criteria, such as compliance with worldwide regulatory requirements, competitive pricing, general market reputation, SWIFT message capabilities, securities lending support, credit ratings, overall banking relationship with The Bank of New York and ability to consistently meet our clients' needs. Each bank must meet a set of stringent performance standards prior to selection, which are reexamined during semi-annual reviews and regular on-site visits, ensuring that our clients are uniformly provided with the best subcustodian in each market.

-------------------------- ------------------------------------ ----------------------- -------------------------------------
COUNTRY/                                                        COUNTRY/
MARKET                     SUBCUSTODIAN(S)                      MARKET                  SUBCUSTODIAN(S)

ARGENTINA                  Banco Rio de la Plata                GERMANY                 Dresdner Bank AG
AUSTRALIA                  National Australia Bank Ltd.         GHANA                   Barclays Bank of Ghana Ltd.
AUSTRIA                    Bank Austria AG                      GREECE                  BNP Paribas Securities Services
BAHRAIN                    HSBC Bank Middle East                GUINEA BISSAU           Societe Generale de Banques en Cote
                                                                                        d'Ivoire
BANGLADESH                 Standard Chartered Bank              HONG KONG               HSBC
BELGIUM                    Banque Bruxelles Lambert             HUNGARY                 HVB Bank Hungary Rt.
BENIN                      Societe Generale de Banques en       ICELAND                 Landsbanki Islands
                           Cote d'Ivoire
BERMUDA                    Bank of Bermuda Limited              INDIA                   HSBC/Deutsche Bank AG
BOLIVIA                    Citibank, N.A.                       INDONESIA               HSBC
BOTSWANA                   Barclays Bank of Botswana Ltd.       IRELAND                 AIB/BNY Trust Company Limited
BRAZIL                     BankBoston, N.A.                     ISRAEL                  Bank Leumi LE-Israel B.M.
BULGARIA                   ING Bank                             ITALY                   IntesaBCI S.p.A / BNP Paribas
                                                                                        Securities Services
BURKINA FASO               Societe Generale de Banques en       IVORY COAST             Societe Generale - Abidjan
                           Cote d'Ivoire
CANADA                     Royal Bank of Canada                 JAMAICA                 CIBC Trust & Merchant Bank Jamaica
                                                                                        Ltd.
CHILE                      BankBoston, N.A.                     JAPAN                   The Bank of Tokyo-Mitsubishi
                                                                                        Limited/Mizuho Corporate Bank,
                                                                                        Limited
CHINA                      Standard Chartered Bank              JORDAN                  HSBC Bank Middle East
COLOMBIA                   Cititrust Colombia S.A.              KAZAKHSTAN              ABN/AMRO
COSTA RICA                 Banco BCT                            KENYA                   Barclays Bank of Kenya Ltd.
CROATIA                    Privredna Banka Zagreb d.d.          LATVIA                  Hansabanka Limited
CYPRUS                     Bank of Cyprus                       LEBANON                 HSBC Bank Middle East
CZECH REPUBLIC             Ceskoslovenska Obchodini Banka A.S.  LITHUANIA               Vilniaus Bankas
DENMARK                    Danske Bank                          LUXEMBOURG              Banque et Caisse d'Epargne del'Etat
ECUADOR                    Citibank, N.A.                       MALAYSIA                HongKong Bank Malaysia Berhad
EGYPT                      Citibank, N.A.                       MALI                    Societe Generale de Banques en Cote
                                                                                        d'Ivoire
-------------------------- ------------------------------------ ----------------------- -------------------------------------

-------------------------- ------------------------------------ ----------------------- -------------------------------------
COUNTRY/                                                        COUNTRY/
MARKET                     SUBCUSTODIAN(S)                      MARKET                  SUBCUSTODIAN(S)

ESTONIA                    Hansabank Limited                    MALTA                   HSBC Bank Malta p.l.c.
EUROMARKET                 Clearstream                          MAURITIUS               HSBC
EUROMARKET                 Euroclear                            MEXICO                  Banco Nacional de Mexico
FINLAND                    Nordea Bank Finland plc              MOROCCO                 Banque Commerciale du Maroc
FRANCE                     BNP Paribas Securities               NAMIBIA                 Standard Bank Namibia Ltd.
                           Services/Credit Agricole Indosuez
NASDAQ EUROPE              Banque Bruxelles Lambert             SOUTH AFRICA            The Standard Bank of South Africa
                                                                                        Limted
NETHERLANDS                Fortis Bank (Nederland) N.V.         SOUTH KOREA             Standard Chartered Bank
NEW ZEALAND                National Australia Bank Ltd.         SPAIN                   Banco Bilboa Vizcaya Argentaria
                           (National Nominees Ltd.)                                     S.A. (BBVA)/Banco Santander Central
                                                                                        Hispano (BSCH)
NIGER                      Societe Generale de Banques en       SRI LANKA               Standard Chartered Bank
                           Cote d'Ivoire
NIGERIA                    Stanbic Bank Nigeria Ltd.            SWAZILAND               Standard Bank Swaziland Ltd.
NORWAY                     Den norske Bank ASA                  SWEDEN                  Skandinaviska Enskilda Banken
OMAN                       HSBC Bank Middle East                SWITZERLAND             Credit Suisse First Boston
PAKISTAN                   Standard Chartered Bank              TAIWAN                  HSBC
PALESTINIAN AUTONOMOUS     HSBC Bank Middle East                THAILAND                Standard Chartered Bank/ Bangkok
AREA                                                                                    Bank Public Company Ltd.
PANAMA                     BankBoston, N.A.                     TOGO                    Societe Generale de Banques en Cote
                                                                                        d'Ivoire
PERU                       Citibank, N.A.                       TRINIDAD & TOBAGO       Republic Bank Limited
PHILIPPINES                HSBC                                 TUNISIA                 Banque Internationale Arabe de
                                                                                        Tunisie
POLAND                     Bank Handlowy W Warszawie S.A.       TURKEY                  Garanti Bank
PORTUGAL                   Banco Comercial Portugues            U.A.E.                  HSBC Bank Middle East, Dubai
QATAR                      HSBC Bank Middle East                UKRAINE                 ING Bank
ROMANIA                    ING Bank                             UNITED KINGDOM          The Bank of New York/The Depository
                                                                                        & Clearing Centre (DCC)
RUSSIA                     Vneshtorgbank (Min Fin Bonds         UNITED STATES           The Bank of New York
                           only)/Credit Suisse First Boston AO
SENEGAL                    Societe Generale de Banques en       URUGUAY                 BankBoston, N.A.
                           Cote d'Ivoire
SINGAPORE                  United Overseas Bank Ltd/ The        VENEZUELA               Citibank, N.A.
                           Development Bank of Singapore Ltd.
SLOVAK REPUBLIC            Ceskoslovenska Obchodni Banka, a.s.  VIETNAM                 HSBC
SLOVENIA                   Bank Austria Creditanstalt d.d.      ZAMBIA                  Barclays Bank of Zambia Ltd.
                           Ljubljana
                                                                ZIMBABWE                Barclays Bank of Zimbabwe Ltd.
-------------------------- ------------------------------------ ----------------------- -------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
FINALIZING MARKETS
-----------------------------------------------------------------------------------------------------------------------------
------------------------------- ------------------ ---------------------- ---------------- ---------------- -----------------
EVALUATING:                     Armenia            Guatemala              Nicaragua
                                Barbados           Honduras               Saudi Arabia
                                El Salvadoe        Kuwait                 Uganda
                                Georgia            Macedonia
------------------------------- ------------------ ---------------------- ---------------- ---------------- -----------------
------------------------------- ------------------ ---------------------- ---------------- ---------------- -----------------
MONITORING (EMERGING):          Albania            Bhutan                 Lesotho          Mozzambique      Tajikistan
                                Algeria            Cambodia               Madagascar       Myanmar          Tanzia
                                Angola             Dominican Republic     Malawi           Nepal            Turkmenistan
                                Azerbaijan         Iran                   Moldova          Paraguay         Uzbekistan
                                Belarus            Kyrgyzstan             Mongolia         Syria            Ygoslavia
------------------------------- ------------------ ---------------------- ---------------- ---------------- -----------------




For more information about the Bank's network of subcustodians, please contact any of our regional departments:

NEW YORK               NEW YORK               SINGAPORE               BRUSSELS
--------               --------               ---------               --------
Timothy Faselt         Andrea Christenson     Francis Braeckevelt     Floriane van Schevensteen
Group Manager          Regional Manager       Regional manager        Regional Manager
Global Network Mgmt.   Americas               Asia/Pacific            Europe, Middle East & Africa
(212) 635-6486         (212)635-6458          (65) 432-0231           (32-2) 545-8264